Exhibit 10.3

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF REORGANIZATION

This FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (this “Amendment”), is made as of December 16, 2016, by and among Majesco Entertainment Company, a Delaware corporation (“Parent”); Majesco Acquisition Corp., a Nevada corporation and wholly-owned subsidiary of Parent (“Merger Sub”); Polarityte, Inc., a Nevada corporation (the “Company”); and Denver Lough, the owner of 100% of the issued and outstanding shares of capital stock of the Company. Parent, Merger Sub, Company and the Seller are each a “Party” and together are “Parties” to this Amendment. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (defined below).

RECITALS

WHEREAS, the Parent, the Merger Sub, the Company and the Seller on the date of the Merger Agreement entered into that certain Agreement and Plan of Merger, dated as of December 1, 2017 (the “Merger Agreement”), pursuant to which the Company will merge with and into the Merger Sub, with the Company surviving such merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, the Parties wish to amend the Merger Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows, intending to be legally bound hereby:

1.
Sections 5.02 (e) and 5.02(h) of the Merger Agreement are hereby deleted in their entirety

2.
The following provision shall be added as Section 6.13 to the Merger Agreement:

“SECTION 6.13 Annual Meeting of Stockholders. The Parent covenants and agrees to hold its 2017 Annual Meeting of Stockholders within One Hundred and Twenty (120) days from the date of filing with the SEC of the Parent’s Annual Report on Form 10-K for the year ended October 31, 2016. Furthermore, the Nominating and Governance Committee of the Parent agrees to consider any potential nominees of Seller or Edward Swanson to the Parent’s Board of Directors.

3.
Except as otherwise provided herein, the Merger Agreement and all exhibits and schedules thereto shall remain in full force and effect.

4.           This Amendment
may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

PARENT:

MAJESCO ENTERTAINMENT COMPANY

By:
Name:
Title:

MERGER SUB:

MAJESCO ACQUISITION CORP.

By:
Name:
Title:

COMPANY:

POLARITYTE, INC.

By:
Name:
Title:

SELLER:

DENVER LOUGH

________________________________________

[Signature page to First Amendment to Agreement and Plan of Merger]